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                                                                   Exhibit 10.06

          THE GREAT LAKES HOLDINGS CORPORATION ANNUAL CASH BONUS PLAN

1.   Purpose.
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          The Great Lakes Holdings Corporation Annual Cash Bonus Plan (the
"Plan") is established to provide annual cash bonuses to senior management personnel who influence the profitability of the Great Lakes Holdings Corporation (the "Company") and its subsidiaries.

2.   Administration.
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          The Plan is administered by the Compensation Committee (the
"Committee") designated by the Board of Directors of the Company (the "Board"), which committee, subject to action of the Board, has complete discretion and authority with respect to the Plan and its application except to the extent that discretion is expressly limited by the Plan.

3.   Eligibility for Participation.
     -----------------------------

          The Committee shall at the suggestion of the Company's Chief Executive officer, but in its sole discretion, designate each year those employees of the Company who shall participate in the Plan (a "Participant"). A Participant whose employment by the Company terminates for any reason shall not participate in the Plan for the year of termination and, following such termination, the Company shall have no further obligation hereunder to the Participant.

4.   Determination of Bonus Amounts.
     ------------------------------

          (a) EBITD. Each fiscal year (a "Performance Year") a bonus shall be
              -----
awarded to a Participant based on the Company's achievement of a target "EBITD" (as defined below). The target EBITD for the first Performance Year is set forth on Exhibit A. The target EBITD for each subsequent Performance Year will be established annually by the Committee prior to the commencement of such Performance Year. For all purposes under this Plan, EBITD shall, for a particular Performance Year, mean the earnings of the Company before interest, taxes and depreciation (exclusive of any extraordinary or unusual items of income or expense), all as determined by the Committee. EBITD shall also be adjusted by the Committee, in its discretion, to reflect the effect of any acquisition, divestiture, sale-leaseback, or other corporate transaction in which the Company or any of its subsidiaries engage. Each such determination approved by the Committee shall be conclusive.
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          (b) Bonus Levels. The Committee shall set Minimum, Target and Maximum
              ------------
bonus levels for each Participant as a percentage of the Participant's base annual salary. The Minimum or Target bonus shall be paid to the Participant if the Company achieves 90% or 100%, respectively, of the target EBITD for the applicable Performance Year. No bonus shall be payable without special action of the Board, if the Company achieves less than 90% of target EBITD. The Maximum bonus shall be paid to the Participant if the Company achieves a level of EBITD at least 20% above the target EBITD for the applicable Performance Year; provided, however, that in no event shall an amount greater than the Participant's Target bonus be paid unless the Committee, in its sole discretion, determines that other qualitative criteria have been satisfied by the Participant during the Performance Year including, but not limited to, the overall financial performance and condition of the Company and the Participant's individual performance.

          (c) Bonus Adjustments. If the Company achieves a percentage of target
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EBITD greater than that required for the payment of a Minimum or Target level bonus but less than that required for the payment of the next highest bonus level, the Participant's bonus shall be adjusted upwards based on linear interpolation between the percentages of target EBITD required for the payment of (i) the Minimum or Target level bonus, as applicable and (ii) the next highest level bonus. Any bonus payments to be made in excess of the Target level bonus which may be required by the immediately preceding sentence shall be subject to the additional qualitative criteria set forth in section 4(b) above.

          (d) Time of payment. Payment of bonuses shall be made as soon as
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practicable following the close of the Performance Year to which the bonus relates. In the event a Participant's employment terminates for "Cause" (as defined below) following a Performance Year but prior to the payment of a bonus with respect to such Performance Year, any bonus otherwise payable shall be paid only in the discretion of the Committee. In the event a Participant's employment terminates other than for Cause following such Performance Year, any bonus payable with respect thereto shall be paid at the time otherwise required hereunder. For purposes of this Plan, "Cause" shall mean (i) commission by the Participant of any felony involving moral turpitude, (ii) the Participant's willful misconduct as an employee of the Company involving dishonesty (including the unauthorized disclosure of confidential or proprietary information of the Company) or (iii) the Participant's willful failure to render services to the Company in accordance with his employment.

5.  Miscellaneous.
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          (a) Although it is the present intention of the Company to continue the Plan in effect for an indefinite period of time, the Company reserves the right to terminate the Plan in
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its entirety at any time or to modify the Plan as it exists from time to time, provided that no such action shall adversely affect any bonus previously awarded under the Plan with respect to a prior Performance Year and provided further that no termination or modification which would adversely affect a Participant hereunder shall take effect with respect to a Performance Year in progress at the time of such action.

          (b) No bonus payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the payee; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void. The Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any bonus under the Plan.

          (c) Nothing contained herein shall confer upon any Participant the right to be retained in the service of the Company or any subsidiary thereof nor limit the right of the Company or any subsidiary thereof to discharge or otherwise deal with any Participant without regard to the existence of the Plan.

          (d) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company or any subsidiary thereof for payment of any bonuses hereunder. No Participant or any other person shall have any interest in any particular assets of the Company or any subsidiary thereof by reason of the right to receive a bonus under the Plan and any such Participant or any other person shall have only the rights of a general unsecured creditor of the Company or any subsidiary thereof with respect to any rights under the Plan.

          (e) To the extent required by law, the Company will withhold from payments otherwise due hereunder such taxes required to be withheld by the federal or any state or local government.

          (f) The Plan shall be governed by and construed in accordance with the laws of the State of New York.
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In 1996 the Company bonus Plan was revised to incorporate three bonus categories as follows:

        1.) Annual Christmas bonus
        2.) Management bonuses
        3.) Senior Management bonuses

All bonuses are based on company performance but required minimum EBITDA thresholds will vary for each plan as follows:

        1.) Annual Christmas Bonuses
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            Annual Christmas bonuses are awarded to non management employees. An
            EBITDA level of "Total Business Requirement" cash flow, as defined in the company's profit sharing plan, must be attained to pay a minimum bonus. This calculation is:

               Interest on current year debt                     $
               Minimum return on beginning of year Equity (10%)
               Minimum return on Capital Expenditures               800,000
                                                                 ----------
                 Total Business Requirements                     $
                                                                 ==========


Under this plan, bonuses will be awarded in three categories based on each employees level of responsibility as follows:

            Minimum          Target             Maximum
            -------          ------             -------
Employee    "Total Business  EBITDA within 15%  EBITDA at least
Category    Requirement"     of budget          15% over budget
--------    ---------------  -----------------  ---------------
 A                  $   500            $ 1,000          $ 1,500
 B                      750              1,500            2,250
 C                    1,000              2,000            3,000

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File Memorandum
Page 2
January 26, 1998

        2.) Management Bonuses
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            Individual management bonus awards are discretionary but a pool of allowable bonus payments will be calculated each year based on budgeted EBITDA as follows:

                  EBITDA                     Approximate
                  as a percentage              Bonus
                  of Budget                     Pool
                  ---------                     ----

                  Less than 70%                   0
                       75%                     250,000
                      100%                     500,000
                      125%                     750,000

Between each threshold the pool will be interpolated based on actual EBITDA.

        3.) Senior Management Bonuses
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            Senior Management bonuses are determined by the board of directors which currently requires a threshold EBITDA level of 90% of budget.